Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
 34 Broad Street * Charleston, S.C. 29401
843-529-5933 * FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President, Investor Relations
and Corporate Secretary
(843) 529-5931

FIRST FINANCIAL HOLDINGS, INC. CEO TO PRESENT AT
THE SANDLER O'NEILL & PARTNERS, L.P.
EAST COAST FINANCIAL SERVICES CONFERENCE

Charleston, South Carolina (November 6, 2007) -- First Financial Holdings, Inc. CEO A. Thomas Hood will participate in the Sandler O'Neill & Partners. L.P. East Coast Financial Services Conference on Tuesday, November 13 at 7:45 a.m. E.S.T. Mr. Hood is presenting as a participant of the Differentiated Growth Strategies Panel. His presentation will be available through the First Financial Web site at www.firstfinancialholdings.com. A copy of the presentation will be available on our Web site from November 14 through February 15, 2008.

          First Financial is the unitary holding company for First Federal Savings and Loan Association of Charleston, which operates 55 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services. For additional information, please visit our Web site at www.firstfinancialholdings.com.

          First Financial Holdings, Inc. (NASDAQ GSM: FFCH) is listed on the Nasdaq Global Select Market.